------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A




                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 April 14, 1999


                                 PROLOGIS TRUST
             (Exact name of registrant as specified in its charter)



         Maryland                     01-12846                   74-2604728
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


             14100 East 35th Place                     80011
                Aurora, Colorado                     (Zip Code)
      (Address of principal executive offices)



       Registrant's telephone number, including area code: (303) 375-9292


                                 Not Applicable
          (Former name or former address, if changed since last report)

---------------------------------------------------------------------------
ITEM 5.  OTHER EVENTS

     This Current Report on Form 8-K/A is being filed by ProLogis Trust ("ProLogis") to amend the Current Report on Form 8-K dated as of April 14, 1999 and filed with the Securities and Exchange Commission on April 15, 1999. The proforma financial statements filed previously reflected the proposed issuance of $400.0 million of senior unsecured notes. On April 21, 1999, ProLogis priced an offering of $500.0 million of senior unsecured notes that is scheduled to close on April 26, 1999. The proforma financial statements have been updated to reflect the actual terms of the offering. In addition, this Current Report on Form 8-K/A reports significant changes in ProLogis' portfolio of industrial distribution facilities during 1998 and provides proforma condensed consolidated financial statements that reflect these acquisitions. In addition, the proforma condensed consolidated financial statements reflect the merger of Meridian Industrial Trust, Inc. with and into ProLogis, that was completed on March 30, 1999 and reported previously in ProLogis' Current Report on Form 8-K filed on March 30, 1999.


Acquisitions:

              On January 16, 1998, ProLogis acquired the Westbelt Business Center #1 and #2 located in the West sub-market of the Columbus, Ohio market. The facility is classified as light industrial and consists of 136,206 square feet. The purchase price was approximately $3.1 million. The facility was 87% leased on the date of purchase and 82% leased at December 31, 1998.

              On March 11, 1998, ProLogis acquired the National Distribution Center #1 and #2 located in the Route 287/I-95 sub-market of the Northern New Jersey market. The facility is classified as bulk distribution and consists of 120,000 square feet. The purchase price was approximately $3.4 million. The facility was 33% leased on the date of purchase and 100% leased at December 31, 1998.

              On April 9, 1998, ProLogis acquired the Raines Distribution Center #1 located in the Southeast sub-market of the Memphis, Tennessee market. The facility is classified as bulk distribution and consists of 658,820 square feet. The purchase price was approximately $10.9 million. The facility was 44% leased on the date of purchase and was 85% leased at December 31, 1998.

              On April 23, 1998, ProLogis acquired the Meadowlands Distribution Center #4 - 7 located in the Meadowland sub-market of the Northern New Jersey market. The facility is classified as bulk distribution and consists of 93,297 square feet. The purchase price was approximately $5.4 million. The facility was 43% leased on the date of purchase and at December 31, 1998.

              On April 24, 1998, ProLogis acquired the North Park Distribution Center #2 located in the Northeast sub-market of the Charlotte, North Carolina market. The facility is classified as bulk distribution and consists of 243,200 square feet. The purchase price was approximately $5.8 million and the facility was vacant on the date of purchase. The facility was 68% leased at December 31, 1998.

              On May 7, 1998, ProLogis acquired the Interchange Distribution Center #5 through #7 located in the Southeast sub-market of the Nashville, Tennessee market. The facility is classified as bulk distribution and consists of 437,552 square feet. The purchase price was approximately $8.0 million. The facility was 100% leased on the date of purchase and was 29% leased at December 31, 1998.

              On May 8, 1998, ProLogis acquired the Alameda Distribution Center #2 located in the Tempe sub-market of the Phoenix, Arizona market. The facility is classified as bulk distribution and consists of 96,437 square feet. The purchase price was approximately $3.0 million. The facility was 55% leased on the date of purchase and was 100% leased at December 31, 1998.

              On May 9, 1998, ProLogis acquired the Longjumeau Distribution Center #1 located in the Orly Airport sub-market of the Paris, France market. The facility is classified as bulk distribution and consists of 213,870 square feet. The purchase price was approximately $8.2 million. The facility was 100% leased on the date of purchase and at December 31, 1998.

              On June 1, 1998, ProLogis acquired the Airpark Distribution Center #1 through #4 located in the Southside sub-market of the Louisville, Kentucky market. The facility is classified as bulk distribution and service center and consists of 640,900 square feet. The purchase price was approximately $10.6 million. The facility was 54% leased on the date of purchase and 68% leased at December 31, 1998.

              On June 2, 1998, ProLogis acquired the Reynosa Industrial Center #9 located in the Reynosa Industrial Park sub-market of the Reynosa, Mexico market. The facility is classified as light industrial and consists of 54,364 square feet. The purchase price was approximately $1.2 million. The facility was 100% leased on the date of purchase and at December 31, 1998.

              On June 15, 1998, ProLogis acquired the Meadowlands Distribution Center #8 and #9 located in the Meadowland sub-market of the Northern New Jersey market. The facility is classified as bulk distribution and consists of 136,890 square feet. The purchase price was approximately $6.4 million. The facility was 26% leased on the date of purchase and was 100% leased at December 31, 1998.

              On July 15, 1998, ProLogis acquired the Copans Distribution Center #2 located in the I-95 North sub-market of the Boward County, Florida market. The facility is classified as light industrial and consists of 25,300 square feet. The purchase price was approximately $1.1 million. The facility was 100% leased on the date of purchase and at December 31, 1998.

              On July 29, 1998, ProLogis acquired the Itasca Distribution Center #3 located in the O'Hare sub-market of the Chicago, Illinois market. The facility is classified as bulk distribution and consists of 165,762 square feet. The purchase price was approximately $6.7 million. The facility was 100% leased at the date of purchase and at December 31, 1998.

              On August 5, 1998, ProLogis acquired the Earth City Industrial Center #8, #9 and #10 located in the Earth City sub-market of the St. Louis, Missouri market. The facility is classified as bulk distribution and light industrial and consists of 216,451 square feet. The purchase price was approximately $5.5 million. The facility was 96% leased at the date of purchase and at December 31, 1998.

              On August 6, 1998, ProLogis acquired the Sabal Park Distribution Center #11 and #12 located in the Tampa East sub-market of the Tampa, Florida market. The facility is classified as bulk distribution and light industrial and consists of 119,554 square feet. The purchase price was approximately $4.6 million. The facility was 80% leased on the date of purchase and at December 31, 1998.

              On August 31, 1998, ProLogis acquired the Executive Park Distribution Center #3 located in the Executive Park sub-market of the Kansas City, Missouri market. The facility is classified as bulk distribution and consists of 41,258 square feet. The purchase price was approximately $1.7 million. The facility was 100% leased on the date of purchase and at December 31, 1998.

              On October 30, 1998, ProLogis acquired the Oceanie Distribution Center #1 located in the Orly Airport sub-market of the Paris, France market. The facility is classified as bulk distribution and consists of 170,771 square feet. The purchase price was approximately $7.7 million. The facility was 100% leased on the date of purchase and at December 31, 1998.

         On November 27, 1998, ProLogis acquired Epone Distribution Center #1 located in the West submarket of Paris, France. The facility is classified as bulk distribution and consists of 121,256 square feet. The purchase price was approximately $4.1 million. The facility was 100% leased on the date of purchase and on December 31, 1998.

         On December 8, 1998, ProLogis acquired Elk Grove Distribution Center #10, located in the O'Hare submarket of Chicago, Illinois. This facility is classified as light industrial and consists of 36,840 square feet. The purchase price was approximately $1.4 million. The facility was 100% leased at the date of purchase and at December 31, 1998.


         On December 8, 1998, ProLogis acquired Ontario Distribution Center #1 - 5 located in the LAX - Inland Empire submarket of Los Angeles, California. These five facilities are classified as light industrial and consist of 1,474,587 square feet. The purchase price was approximately $53.8 million. Four of the buildings were 100% leased and one building was 76% leased at the time of purchase and at December 31, 1998.

         On December 22, 1998, ProLogis acquired Commerce Distribution Center #1 located in the LAX - Commerce submarket of Los Angeles, California. This facility is classified as bulk distribution and consists of 99,166 square feet. The purchase price was approximately $3.7 million. The facility was vacant at the time of purchase and at December 31, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

              (a) Financial Statements:

                      None

              (b) Pro Forma Financial Information:

                      Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998 (unaudited)

                      Pro Forma Condensed Consolidated Statement of Earnings from Operations for the year ended December 31, 1998 (unaudited)

                      Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

              (c) Exhibits:

                      3.1   Restated By-Laws of ProLogis Trust

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  PROLOGIS TRUST




                                      By:   /s/  Walter C. Rakowich
                                          -------------------------------
                                                 Walter C. Rakowich
                                               Managing Director and
                                              Chief Financial Officer
                                           (Principal Financial Officer)




Date:  April 22, 1999                 By:   /s/    Shari J. Jones
                                          -------------------------------
                                                   Shari J. Jones
                                                   Vice President
                                           (Principal Accounting Officer)

                                 PROLOGIS TRUST
                        PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                                   (Unaudited)


         The accompanying pro forma condensed consolidated financial statements for ProLogis Trust ("ProLogis") reflect: (i) the acquisition by ProLogis of certain industrial distribution facilities during the period from January 1, 1998 to December 31, 1998, as detailed in the Current Report on Form 8-K/A of ProLogis filed on February 25, 1999 and dated as of December 3, 1998 and in Item 5 of this Current Report on Form 8-K and (ii) the merger of Meridian Industrial Trust, Inc. ("Meridian") with and into ProLogis that was completed on March 30, 1999 (the "Merger").

         Under the Agreement and Plan of Merger dated as of November 16, 1998, as amended (the "Merger Agreement"), for each share of Meridian common stock held, the holder received 1.10 ProLogis common shares ("ProLogis Common Shares") plus $2.00 and Meridian's Series D preferred stockholders received one comparable ProLogis cumulative redeemable preferred share (Series E). In addition, ProLogis assumed Meridian's outstanding liabilities. The Merger will be accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

         The accompanying pro forma condensed consolidated financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of ProLogis. The pro forma adjustment to reflect the Merger is based upon the pro forma financial statements of Meridian that were included in the Current Report on Form 8-K filed by ProLogis on April 13, 1999 which is referenced in the accompanying notes to the pro forma condensed consolidated financial statements.

         The accompanying pro forma condensed consolidated balance sheet has been prepared as if: (i) fundings under secured debt agreements that occurred subsequent to December 31, 1998 had occurred as of that date, with the proceeds being used to repay borrowings on ProLogis' unsecured lines of credit, (ii) the Merger had occurred as of December 31, 1998 and (iii) the proposed issuance of $400.0 million of senior unsecured notes had occurred as of December 31, 1998.

         The accompanying pro forma condensed consolidated statement of earnings from operations for the year ended December 31, 1998 has been prepared as if:
(i) the acquisition of certain facilities acquired by ProLogis during the period from January 1, 1998 to December 31, 1998 as detailed in the Current Report on Form 8-K/A of ProLogis filed on February 25, 1999 and dated as of December 3, 1998 and in Item 5 of this Current Report on Form 8-K had occurred as of January 1, 1998, (ii) the assumption of certain mortgage debt associated with the facilities noted in (i) above had occurred as of January 1, 1998, (iii) the issuance of senior unsecured notes subsequent to December 31, 1997, necessary to fund the pro forma acquisitions noted in (i) above, had occurred as of January 1, 1998, (iv) the Merger had occurred as of January 1, 1998 and (v) the issuance of $500 million of senior unsecured notes had occurred as of January 1, 1998.

         The pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations which would actually have been obtained had the proposed issuance of the senior unsecured notes, the Merger and the other transactions noted above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of ProLogis as set forth in its 1998 Annual Report on Form 10-K, the historical financial statements of Meridian as set forth in the Current Report on Form 8-K filed by ProLogis on April 13, 1999 and the pro forma financial statements of Meridian included in the Current Report on Form 8-K also filed by ProLogis on April 13, 1999.

         In management's opinion, all material adjustments necessary to reflect the effects of the proposed issuance of the senior unsecured notes, the Merger and other transactions noted above have been made to the pro forma condensed consolidated financial statements.

                                 PROLOGIS TRUST
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 1998
                                 (In thousands)
                                   (Unaudited)

                                                Acquisitions
                                           -----------------------
                                                         ProLogis             Purchase  Pro Forma  ProLogis              ProLogis
                                 ProLogis   Pro Forma   Pre-Merger            Price Ad- Merger Ad- Post-Merger Notes    As Adjusted
              ASSETS            Historical Adjustments  Pro Forma  Meridian(b)justments justments  ProForma   Issuance   Pro Forma
              ------            ---------- ----------  ----------- ---------- --------- ---------  --------   --------   ----------

Real estate                     $3,657,500 $      --    $3,657,500 $1,182,783 $260,768    $   --   $5,101,051  $     --  $5,101,051
 Less accumulated depreciation     254,288        --       254,288     35,359  (35,359)       --     254,288         --     254,288
                                ---------- ---------    ---------- ---------- --------    ------  ----------  ---------  ----------
    Net real estate investment   3,403,212        --     3,403,212  1,147,424  296,127(c)     --   4,846,763         --   4,846,763
                                                                                      (d)

 Investments in and advances to
  unconsolidated subsidiaries
  and JV                           733,863        --       733,863     45,773  (15,028)(c)    --     764,608         --     764,608
                                                                                       (e)
 Cash and cash equivalents          63,140        --        63,140     17,494       --        --      80,634     19,935     100,569
 Note receivable                        --        --            --      8,000       -- (f)    --       8,000         --       8,000
 Accounts receivable and other
  assets                           130,514        --       130,514     36,726  (19,839)(c)    --     147,401      3,625(r)  151,026
                                                                                       (g)
                                ----------  --------    ---------- ---------- --------    ------  ----------  ---------  ----------

        Total assets            $4,330,729 $      --    $4,330,729 $1,255,417 $261,260    $   --  $5,847,406  $  23,560  $5,870,966
                                ========== =========    ========== ========== ========    ======  ==========  =========  ==========
 LIABILITIES AND SHAREHOLDERS'
          EQUITY
 ----------------------------

Liabilities:
  Lines of credit               $  344,300 $(289,000)(a)$   55,300 $  316,700 $ (6,385)(h) $  --  $  475,918 $(475,918)(r)$      --
                                                                                67,581(c)
                                                                                      (i)
                                                                                41,885(c)
                                                                                      (i)
                                                                                   837(j)
  Short-term borrowings            150,000 (150,000)(a)         --         --       --        --          --       --            --
  Mortgage notes, assessment
   bonds and securitized debt      227,804  439,000 (a)    666,804    103,190    5,200(c)     --     775,194       --       775,194
                                                                                      (k)
  Senior unsecured notes         1,083,641       --      1,083,641    160,100      834(c)     --   1,244,575  499,478(r)  1,744,053
                                                                                      (k)
  Accounts payable and other
   liabilities                     217,321       --        217,321     33,194       --        --     250,515       --       250,515
                                ----------  -------     ----------  --------- --------     -----   ---------  -------    ----------

        Total liabilities        2,023,066       --      2,023,066    613,184  109,952        --   2,746,202   23,560     2,769,762

Minority interest                   51,295       --         51,295     16,190   (1,304)(l)    --      66,181       --        66,181

Shareholders equity:
  Series A Preferred Shares        135,000       --        135,000         --       --        --     135,000       --       135,000
  Series B Convertible
     Preferred Shares              188,440       --        188,440     25,000  (25,000)(h)    --     188,440       --       188,440
  Series C Preferred
     Shares                        100,000       --        100,000         --       --        --     100,000       --       100,000
  Series D Preferred Shares        250,000       --        250,000     50,000       --   (50,000)(p) 250,000       --       250,000
  Series E Preferred Shares                                                               50,000 (p)  50,000       --        50,000
  Common Shares of beneficial
    interest(123,415,711 shares
    historical and 160,585,257
    shares as adjusted proforma)     1,234       --          1,234         32        2(h)    338 (p)   1,606       --         1,606
                                                                                      (l)

  Additional paid-in capital     1,907,232       --      1,907,232    567,398   32,705(h)   (338)(p)2,635,515      --     2,635,515
                                                                                      (l)
                                                                               142,221(c)(16,405)(q)
                                                                                      (m)
                                                                                 3,539(c)
                                                                                      (n)
                                                                                  (837)(j)    --
  Employee share purchase notes    (25,247)      --        (25,247)        --       --        --      (25,247)     --       (25,247)
  Accumulated other comprehen-
    sive income                         23       --             23         --       --        --           23      --            23
  Distributions in excess of
    net earnings                  (300,314)      --       (300,314)   (16,387)     (18)(o) 16,405(q) (300,314)     --      (300,314)
                                ----------  -------     ---------- ----------  --------    -------  ----------   -------  ---------
      Total shareholders'
        equity                   2,256,368       --      2,256,368    626,043   152,612         --   3,035,023     --     3,035,023
                                ----------  -------     ---------- ----------  --------    -------  ----------   -------  ---------
      Total liabilities and
        shareholders' equity    $4,330,729 $     --     $4,330,729 $1,255,417  $261,260    $    --  $5,847,406   $23,560  $5,870,966
                                ========== ========     ========== ==========  ========    =======  ==========   =======  ==========

      The accompanying notes are an integral part of the proforma condensed consolidated financial statements.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                December 31, 1998
                                   (Unaudited)


(a) Represents the funding of three secured credit agreements subsequent to December 31, 1998 and the use of the proceeds to repay borrowings on ProLogis' unsecured lines of credit and short-term borrowings.

(b) Reference is made to ProLogis' Current Report on Form 8-K filed on April 13, 1999 for the source of Meridian's pre-Merger historical balance sheet as of December 31, 1998. Certain amounts have been reclassified to conform to ProLogis' financial statement presentation.

(c) Represents adjustments to record Meridian's pro forma assets and liabilities at their respective purchase values based on the purchase method of accounting. The assumed purchase price was computed as follows (in thousands):



          Issuance of ProLogis Common Shares (1).................... $  729,453
          Issuance of ProLogis Series E preferred shares (2)........     46,500
          Issuance of ProLogis stock options (3)....................      3,539
          Cash payments to Meridian common stockholders (4).........     67,581
          Assumption of Meridian's pro forma liabilities at
             estimated fair value (5)...............................    612,833
          Assumption of Meridian's pro forma minority interest
             (which approximates estimated fair value) (6)..........     14,886
          Transaction costs (7).....................................     41,885
                                                                     ----------
          Assumed purchase price                                     $1,516,677
                                                                     ==========

          (1) Represents the value of the 37,169,546 ProLogis Common Shares that were exchanged for 33,790,496 outstanding shares of Meridian common stock (based on the exchange ratio of 1.10 to one). The value of the ProLogis Common Shares is based upon the closing price of the shares on March 30, 1999 of $19.625 per share. The outstanding shares of Meridian common stock are calculated as follows based upon transactions that occurred subsequent to December 31, 1998:



                  Pre-Merger pro forma shares of Meridian
                     common stock outstanding......................  31,697,491
                  Conversion of Meridian Series B preferred
                     stock to common stock.........................   1,623,376
                  Exercise of options and warrants.................     413,279
                  Conversion of limited partnership units..........      55,560
                  Issuance of shares for directors' fees...........         790
                                                                     ----------
                  Adjusted pro forma shares of Meridian
                     common stock outstanding                        33,790,496
                                                                     ==========

           (2) The assumed value of the ProLogis Series E preferred shares is based upon the closing price of the Meridian Series D preferred stock on March 30, 1999 of $23.25 per share.

           (3) Represents the issuance of 1,179,768 ProLogis stock options to the holders of 1,072,516 Meridian stock options (based on the exchange ratio of 1.10 to one). The fair value of the new ProLogis stock options is assumed to be $3.00 per option.

           (4) Represents the cash payment to Meridian common stockholders of $2.00 per share for the 33,790,496 Meridian shares outstanding. The total cash payment of $67,581,000 will result in additional interest expense of approximately $4,366,000 for the year ended December 31, 1998. This interest expense is included in the pro forma condensed consolidated statements of earnings from operations as discussed in note (ee).

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


     (5) The Meridian pro forma liabilities assumed are calculated as follows (in thousands):



            Meridian historical liabilities......................... $ 613,184
            Fair value adjustment to mortgage notes (see note (k))..     5,200
            Fair value adjustment to senior unsecured notes (see           834
               note (k))............................................
            Pro forma pay down on line of credit (see note (h)).....    (6,385)
                                                                     ---------
                                                                     $ 612,833
                                                                     =========

     (6) Meridian's historical minority interest is reduced by $1,304,000 which represents the conversion of 55,560 limited partnership units into Meridian common stock subsequent to December 31, 1998.

     (7) Represents estimated costs to be incurred by ProLogis in connection with the Merger including severance payments and payments for stock options and restricted stock grants of $25,393,000, banking and professional fees of $16,292,000 and $200,000 for other costs including printing, regulatory filing, title and transfer costs.

(d) Represents the step-up in basis of Meridian's real estate assets in accordance with the purchase method of accounting based on the assumed purchase price (see note (c)). The stepped-up basis indicated is less than the estimated fair value of Meridian's real estate assets by approximately $1.8 million of pro forma negative goodwill. Management's basis for determining fair value estimates and the components of fair value are as follows:

     (i) Operating facilities: the application of an estimated capitalization rate to each operating facilities estimated 1999 net operating income. The capitalization rates were based upon market analysis and individual property assessments;

     (ii) Developments expected to be completed in the first quarter of 1999: the application of an estimated capitalization rate to the facility's estimated 1999 net operating income. The capitalization rates were based upon market analysis and individual property assessments. This value was then adjusted to reflect the estimated percentage of completion of the facilities as of December 31, 1998;

     (iii)Developments expected to be completed subsequent to the first quarter of 1999: the actual cost of the development as of December 31, 1998 adjusted upward by a factor to reflect the step-up to estimated fair value. Based on ProLogis' experience, the historical cost of an internally developed facility upon completion is less than the fair value of the facility at the time of completion;

     (iv) Land held for development: the book value as of December 31, 1998 was deemed to be the fair value because all land acquisitions occurred within the last 12 months and the historical acquisition cost is representative of current market conditions; and

     (v) Participating mortgage note receivable included in real estate: represents a participating mortgage note at the actual value for which it was sold subsequent to December 31, 1998.

     A summary of the fair values of Meridian's real estate assets, the calculation of negative goodwill and the calculation of the adjustment for the step-up in basis of Meridian's real estate assets are as follows (in thousands):

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

            Operating facilities................................... $1,288,941
            Developments completed in the first quarter of
              1999.................................................     93,243
            Developments expected to be completed subsequent
              to the first quarter of 1999.........................      8,693
            Land held for development..............................     31,389
            Participating mortgage note receivable.................     23,059
                                                                    ----------
            Fair value of real estate assets.......................  1,445,325
            Pro forma book value of Meridian real estate assets....  1,147,424
                                                                    ----------
            Preliminary adjustment for step-up in basis of real
                estate assets......................................    297,901
            Pro forma book value of Meridian's total assets........  1,255,417
            Adjustment to fair value of investment in
                unconsolidated subsidiary (see note (e))...........    (15,028)
            Adjustment to fair value of other assets (see
                note (g))..........................................    (19,839)
                                                                    ----------
            Fair value of total assets.............................  1,518,451
            Pro forma purchase price (see note (c))................  1,516,677
                                                                    ----------
            Pro forma negative goodwill............................ $   (1,774)
                                                                    ==========


     In accordance with generally accepted accounting principles, the negative goodwill is applied to Meridian's real estate assets. Consequently, the real estate assets step-up adjustment is recalculated as follows (in thousands):


            Preliminary adjustment for step-up in basis of
              real estate assets..................................  $  297,901
            Negative goodwill.....................................      (1,774)
                                                                    ----------
            Final adjustment for step-up in basis of real
              estate assets.......................................  $  296,127
                                                                    ==========

(e) The fair value of Meridian's investment in the preferred stock of Meridian Refrigerated, Inc., which owns refrigerated distribution companies, has been determined based upon analysis of the fair value of the underlying refrigeration distribution assets by applying a capitalization rate to the assets' estimated 1999 net operating income. This analysis resulted in reduction to Meridian's book basis of $15,028,000.

(f) Represents a note receivable to Meridian. The fair value of the note is its outstanding principal balance at December 31, 1998 because the interest rate of the note of 8.5% was deemed to be comparable to the interest rate that would have been negotiated by the combined company.

(g) Represents the elimination of the following assets of Meridian that have no future value to the combined company (in thousands):


          Deferred loan costs, net..................................  $   5,269
          Costs capitalized associated with a new financial
             reporting software package that will not be
             implemented by the combined company and
             miscellaneous fixed assets.............................      1,874
          Rent leveling receivable..................................      7,238
          Capitalized leasing commissions and expenses, net.........      4,556
          Costs incurred related to potential Meridian facility
             acquisitions that are not planned by the combined
             company................................................        679
          Other.....................................................        223
                                                                      ---------
               Total adjustment                                       $  19,839
                                                                      =========

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(h) Represents the: (i) conversion of 1,623,376 shares of Meridian Series B convertible preferred stock into shares of Meridian common stock on a one for one basis ($1,000 aggregate par value and $24,999,000 aggregate additional paid-in capital) that occurred subsequent to December 31, 1998 and (ii) the issuance of 413,279 shares of Meridian common stock upon the exercise of outstanding options and warrants that occurred subsequent to December 31, 1998 ($1,000 aggregate par value and $6,384,000 aggregate additional paid-in capital).

     The proceeds from the exercise of the Meridian options and warrants are assumed to be used to pay down Meridian's line of credit as follows (dollars in thousands, except per share amounts):



         7,583 options at an exercise price of $21.125 per share...... $   160
         405,696 warrants at a weighted average exercise price of
           $15.34 per share...........................................   6,225
                                                                       -------
         Cash proceeds from assumed exercise.......................... $ 6,385
                                                                       =======

(i) Represents additional borrowings on ProLogis' lines of credit necessary to fund the cash payments to Meridian stockholders described in note (c)(4) and transaction costs described in note (c)(7).

(j) Represents costs associated with registering the ProLogis common and preferred shares to be given to the Meridian stockholders.

(k) The adjustments to Meridian's mortgage notes payable and senior unsecured notes reflect the premium to adjust these financial instruments to their estimated fair value. The adjustment is based on the present value of amounts to be paid using interest rates currently available to ProLogis for debt obligations with similar terms and features. The borrowing rates available to ProLogis are assumed to be comparable to the borrowing rates available to the combined company. The adjustments are based on current rates ranging from 7.18% to 7.31%. See note (e)(5).

(l) Represents the conversion subsequent to December 31, 1998 of 55,560 limited partnership units into Meridian common stock (see note (c)(6)).

(m) Represents adjustment of Meridian's stockholders' equity based on the assumed fair value of the shares and stock options to be received from ProLogis as calculated below (dollars in thousands, except per share amounts):



          37,169,546  shares of common stock at $19.625 per
             share (the per share value of the ProLogis Common
              Shares issued to Meridian holders on 1.10 for one
              basis as described in note (c)(1)).................... $  729,452
          2,000,000 shares of preferred stock at $23.25 per share
             (the per share value of the ProLogis preferred shares
             issued to Meridian holders on a one for one basis as
             described in note (c)(2))..............................     46,500
          1,179,768 ProLogis stock options issued to Meridian
             holders on a 1.10 for one basis as described in
             note (c)(3)............................................      3,539
          Meridian's pre-Merger pro forma stockholders' equity
             (assumes conversion of Meridian Series B preferred
             stock, exercise of options and warrants and conversion
             of limited partnership units as described in notes
             (h),(l) and (o)).......................................   (637,270)
                                                                     ----------
                  Total adjustment                                   $  142,221
                                                                     ==========

                                 PROLOGIS TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET`


(n) Represents the issuance of 1,179,768 ProLogis stock options to holders of Meridian stock options on a 1.10 for one basis at an estimated fair value of $3.00 per option (see note (c)(3)).

(o) Represents the recognition of expense related to the issuance of 790 shares of Meridian common stock as fees to its directors subsequent to December 31, 1998 at an estimated per share price of $23.00 (see note (c)(1)).

(p) Represents: (i) the 1.10 for one exchange of 33,790,496 shares of Meridian common stock ($0.001 par value) for 37,169,546 ProLogis Common Shares ($0.01 par value) (see note (c)(1)); (ii) the one for one exchange of 2,000,000 shares of Meridian Series D preferred stock for 2,000,000 comparable ProLogis Series E preferred shares ($25.00 per share stated liquidation preference) (see note (c)(2)); and (iii) a $338,000 adjustment for the difference between the $0.001 par value of Meridian's common stock on an aggregate basis as compared to the $0.01 par value of ProLogis' Common Shares on an aggregate basis related to the exchange of shares referenced above.

(q) Represents the reclassification of $16,405,000 of Meridian's pro forma distributions in excess of net earnings to additional paid-in capital in accordance with purchase accounting.

(r) Represents the issuance of $500.0 million of senior unsecured notes subsequent to December 31, 1998. ProLogis expects to close the offering of these notes on April 26, 1999. The proceeds of the offering, net of estimated costs of $3.6 million are assumed to be used to repay borrowings on ProLogis' unsecured lines of credit.

                                 PROLOGIS TRUST
     PRO FORMA CONDENSED CONSOLDIATED STATEMENT OF EARNINGS FROM OPERATIONS
                          Year ended December 31, 1998
                      (In thousands, except per share data)
                                   (Unaudited)

                                             Acquisitions
                                         ----------------------                    Pro Forma
                                                                  ProLogis     Merger Adjustments     ProLogis  Proposed  ProLogis
                              ProLogis               Pro Forma   Pre-Merger  ----------------------  Post-Merger Notes   As Adjusted
                             Historical  Historical Adjustments  Pro Forma   Meridian(z)ProLogis(aa)  Pro Forma Issuance  Pro Forma
                             ----------  ---------- -----------  ----------  ---------- -----------   --------- -------- ----------

Income:
 Rental income                $345,046    $ 9,458(t) $     --     $354,504    $123,274   $    --      $ 477,778  $   --   $ 477,778
 Other real estate income       17,250         --          --       17,250       2,236        --         19,486      --      19,486
 Income from unconsolidated
   subsidiaries and JV           2,755         --          --        2,755       3,336        --          6,091      --       6,091
 Foreign currency exchange
   gains, net                    4,992         --          --        4,992          --        --          4,992      --       4,992
 Interest and other income       2,752         --          --        2,752       2,935        --          5,687      --       5,687
                              --------    --------   --------     --------    --------   -------      ---------  ------   ---------
        Total income           372,795       9,458         --      382,253     131,781        --        514,034      --     514,034
                              --------    --------   --------     --------    --------   -------      ---------  ------  ----------

Expenses:
 Rental expenses, net of
   recoveries                   27,120         446(t)     188 (u)   27,754      25,366        -- (bb)     53,120     --      53,120
 General and administrative     22,957          --         --       22,957       8,333        -- (cc)     31,290     --      31,290
 Depreciation and amortiza-
   tion                        100,590          --       2,803(v)  103,393      25,293     7,734 (dd)    136,420     --     136,420
 Interest                       77,650          --       7,058(w)   84,708      25,028     4,315 (ee)    114,051  2,480(hh) 116,531
                                                              (x)
 Interest rate hedge expense    26,050          --          --      26,050      12,633        --          38,683     --      38,683
 Other                           7,983          --          --       7,983         825      (825)(ff)      7,983     --       7,983
                              --------    --------    --------    --------    --------   --------      ---------  ------  ---------
        Total expenses         262,350         446      10,049     272,845      97,478    11,224         381,547   2,480    384,027
                              --------    --------    --------    --------    --------   --------      ---------  ------  ---------

 Earnings from operations
   before minority interest,
   excluding gains on dispo-
   sitions                     110,445       9,012     (10,049)    109,408      34,303   (11,224)        132,487   (2,480)  130,007
 Minority interest share in
   earnings from operations      4,681          --          --       4,681       1,047        --           5,728       --     5,728
                              --------    --------    --------    --------    --------   --------      ---------  -------  --------
 Earnings from operations,
   excluding gains on
   dispositions                105,764       9,012     (10,049)    104,727      33,256   (11,224)        126,759   (2,480)  124,279
     Less preferred share
        dividends               49,098          --          --      49,098       6,517    (2,142)(gg)     53,473       --    53,473
                              --------    --------    --------    --------    --------   -------       ---------  -------  --------
 Net earnings from operations
   attributable to Common
   Shares                     $ 56,666    $  9,012   $ (10,049)   $ 55,629    $ 26,739   $(9,082)      $  73,286  $(2,480) $ 70,806
                              ========    ========   =========    ========    ========   =======       =========  =======  ========

 Weighted average Common
   Shares outstanding -
   basic                       121,721(s)       --         --      121,721(y)   31,697(y)                158,890(y)         158,890
                              ========    ========   ========     ========    ========                 =========           ========
 Weighted average Common
   Shares outstanding -
   diluted                     122,028(s)       --         --      122,028(y)   32,148(y)                158,363(y)         159,363
                              ========    ========   ========     ========    ========                 =========           ========

 Per share net earnings from
   operations attributable to
   Common Shares:
        Basic                 $    0.47(s)$     --   $     --     $   0.46(y) $   0.84(y)              $   0.46(y)         $   0.45
                              =========   ========   ========     ========    ========                 ========            ========
        Diluted               $    0.46(s)$     --   $     --     $   0.46(y) $   0.83(y)              $   0.46(y)         $   0.44
                              =========   ========   ========     ========    ========                 ========            ========

      The accompanying notes are an integral part of the proforma condensed consolidated financial statements.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS

                          Year Ended December 31, 1998
                                   (Unaudited)


(s) A reconciliation of the denominator used to calculate basic net earnings per ProLogis Common Share to the denominator used to calculate diluted net earnings per ProLogis Common Share for the year ended December 31, 1998 is as follows (in thousands, except per Common Share amounts):

                                                                   Acquisitions
                                                                   Net Pro Forma
                                                         Historical Adjustments  Pro Forma
                                                         ---------- -----------  ---------

        Net earnings from operations attributable to
          ProLogis Common Shares........................ $  56,666   $ (1,037)   $  55,629
                                                         =========   ========    =========

        Weighted average ProLogis Common Shares
          Outstanding--basic............................   121,721         --      121,721

        Incremental options and warrants................       307         --          307
                                                         ---------   --------    ---------
        Adjusted weighted-average ProLogis Common
          Shares outstanding--diluted (1)............... $ 122,028   $     --    $ 122,028
                                                         =========   ========    =========

        Pershare net earnings from operations
          attributable to ProLogis Common Shares:
            Basic....................................... $    0.47   $     --    $    0.46
                                                         =========   ========    =========
            Diluted (1)................................. $    0.46   $     --    $    0.46
                                                         =========   ========    =========
        ---------------

            (1) There were 10,055,000 weighted average Series B Preferred Shares and 5,070,000 limited partnership units outstanding on an as-converted basis that were not assumed to be converted into ProLogis Common Shares for purposes of calculating diluted earnings per ProLogis Common Share as the effect was antidilutive.

(t) Represents historical revenues and certain expenses of the facilities acquired by ProLogis subsequent to December 31, 1997 as detailed in the Current Report on Form 8-K/A of ProLogis filed on February 25, 1999 and dated as of December 3, 1998 and in Item 5 of this Current Report on Form 8-K. The total historical acquisition adjustment reflects the period from January 1, 1998 to the respective dates of acquisition, (results of operations after the dates of acquisition are included in ProLogis' historical operating results). Historical acquisition revenues and certain expenses exclude amounts which would not be comparable to the proposed future operations of the facilities such as certain interest expense, interest income, income taxes and depreciation.

(u) Represents the adjustment to historical property management expenses to reflect these expenses at the level they would have been had ProLogis owned the facilities as of January 1, 1998.

(v) Reflects the recognition of depreciation expense associated with the pro forma acquisitions, discussed in note (t), for the periods indicated. This depreciation adjustment is based on ProLogis' purchase cost assuming asset lives of 30 years. Depreciation is computed using a straight-line method.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS


(w) Reflects the recognition of $775,000 of interest expense on mortgage debt as if the debt had been assumed by ProLogis as of January 1, 1998. The mortgage debt assumed in conjunction with the acquisition of certain of the facilities acquired subsequent to December 31, 1997 discussed in note (t) bears interest at fixed rates ranging from 8.00% to 9.50%.

(x) Represents $6,283,000 of additional interest expense on senior unsecured notes. The adjustment assumes that the issuance of senior unsecured notes necessary to fund the pro forma acquisitions discussed in note (t) occurred as of January 1, 1998. The adjustment is based on a weighted average effective interest rate of 7.03%.

(y) A reconciliation of the denominator used to calculate basic net earnings per common share to the denominator used to calculate diluted net earnings per common share for the periods indicated for ProLogis and Meridian on a pre-Merger pro forma basis and for ProLogis on a pro forma post-Merger basis is as follows (in thousands, except per share amounts):


                                                            Pre-Merger
                                                     ------------------------     ProLogis
                                                      ProLogis      Meridian     Post-Merger
                                                     Pro Forma     Pro Forma      Pro Forma
                                                     ---------     ----------    -----------
     Net earnings from operations attributable
       to common shares............................. $   55,629    $   26,739    $   73,286
                                                     ==========    ==========    ==========
     Weighted average common shares outstanding -
       basic........................................    121,721        31,697       158,890
     Incremental options and warrants...............        307           451           473
                                                     ----------    ----------    ----------
     Adjusted weighted-average common shares
       outstanding - diluted........................    122,028        32,148       159,363 (1)(2)
                                                     ==========    ==========    ==========
     Per share net earnings from operations
       attributable to common shares:
           Basic.................................... $     0.46    $     0.84    $     0.46
                                                     ===========   ==========    ==========

           Diluted.................................. $     0.46    $     0.83    $     0.46 (2)
                                                     ==========    ==========    ==========
     -------------

     (1) The ProLogis post-Merger pro forma weighted average common shares outstanding reflects the following adjustments based on the assumption that the Merger occurred as of January 1, 1998: (i) the pre-Merger conversion of Meridian's Series B preferred stock to Meridian common stock; (ii) the pre-Merger issuance of an additional 469,629 shares of Meridian stock (see note (c)(1)); and (iii) the increase resulting from the issuance of 1.10 ProLogis Common Shares for one share of Meridian common stock.

     (2) For the year ended December 31, 1998, there were 10,055,000 weighted average ProLogis Series B Preferred Shares and 5,070,000 weighted average limited partnership units outstanding on an as-converted basis that were not assumed to be converted into ProLogis Common Shares for purposes of calculating diluted earnings per ProLogis Common Share as the effect was antidilutive.

(z) Reference is made to Meridian's Current Report on Form 8-K filed by ProLogis on April 13, 1999 for the source of Meridian's pre-Merger pro forma statements of earnings from operations for the year ended December 31, 1998. Meridian's pre-Merger pro forma statement of earnings from operations gives effect to the acquisitions of real estate assets subsequent to December 31, 1997 as if the acquisitions had occurred as of January 1, 1998. Certain amounts have been reclassified to conform to ProLogis' financial statement presentation.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS


(aa) The accompanying pro forma condensed consolidated statement of earnings from operations for the year ended December 31, 1998 does not give effect to the fully stabilized results of operations related to facilities under development of both ProLogis and Meridian as of December 31, 1998. Management believes that there will be sufficient depth of management and personnel such that additional facilities can be developed and managed without a significant increase in personnel or other costs. As a result, management believes that the accretion in net earnings from operations from the Merger reflected in the pro forma condensed consolidated statements of earnings from operations is not indicative of the full accretion that is expected to occur on a post-Merger basis.

(bb) During the year ended December 31, 1998, Meridian utilized the services of third-party management companies to perform property management functions for substantially al of its operating facilities. Meridian paid these management companies a fee based upon the revenues generated by the facility. ProLogis utilizes third-party management companies on a very limited basis. Substantially all of the property management functions related to ProLogis' operating facilities are performed by employees of ProLogis. ProLogis expects that after consummation of the Merger, the property management functions related to the Meridian operating facilities acquired will be performed by ProLogis employees and that the existing Meridian third-party management contracts will be terminated. Management of ProLogis expects that additional employees (including property accounting personnel) will be needed as these property management functions are transferred from the third-party management companies. However, it is expected that, because approximately 98% of the Meridian facilities are located in markets where ProLogis currently owns and manages assets, certain expense savings will be achieved. While ProLogis expects to realize lower property management costs related to the Meridian operating facilities than had been incurred by Meridian, no estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustment is not included because these costs savings are not yet factually supportable within the SEC regulations governing the preparation of the pro forma financial statements until such time as the third-party agreements are terminated and the property management function is completely transferred to ProLogis.

(cc) As  a  separate   corporate   entity,   Meridian   incurred   general  and
     administrative costs as follows:

       o Personnel costs and related employee benefits and expenses for the Meridian administrative employees: These employees are not related to the property management function, but rather perform corporate functions specific to the Meridian corporate entity. These functions are considered duplicative with the functions performed currently by ProLogis employees.

       o Directors' fees and costs: The Meridian corporate entity ceases to exist after the Merger, therefore the Board of Directors will no longer be in existence.

       o Professional fees (including auditing, accounting, legal, stock registration and consulting): These costs will not be incurred as the Meridian corporate entity ceases to exist after the Merger.
              Accordingly, there will be no entity to incur these costs and Meridian will have no publicly traded securities.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS


         o Office expenses (including rent and utilities): Meridian maintained a corporate office in San Francisco, California. ProLogis has an existing corporate office and does not intend to maintain any additional corporate offices after the Merger.

         Meridian's general and administrative costs are summarized below (in thousands) for the year ended December 31, 1998. These costs are related to the corporate organization as opposed to costs associated with the operations of Meridian's real estate facilities (which are included in rental expenses and are discussed in note (bb)). ProLogis expects that, after the Merger, a significant portion of these expenses will be eliminated.



                  Personnel and related................   $     4,575
                  Professional fees....................         1,099
                  Directors' fees and expenses.........           289
                  Office expenses......................         1,256
                  Other................................           205
                                                          -----------
                           Total.......................   $     7,424
                                                          ===========

         While the general and administrative costs noted above will not be incurred by Meridian after the Merger, ProLogis does expect that there will be incremental increases in certain of its corporate general and administrative costs. ProLogis has determined these increases to be related to the following changes in its corporate operations directly as a result of the Merger:

     o Legal, auditing and accounting fees will increase because ProLogis has acquired approximately $1.4 billion of additional real estate assets aggregating approximately 33.5 million square feet of industrial distribution facilities.

     o Stock transfer fees, proxy solicitation and shareholder relations costs will increase because ProLogis has issued approximately 37.2 million additional ProLogis Common Shares and 2.0 million Series E preferred shares.

     o ProLogis has added two members to its Board of Trustees resulting in additional fees and expenses.

         The incremental ProLogis costs are computed on a pro rata basis based upon the additional pro forma revenues generated by the Merger (for accounting, auditing and legal fees), additional shares outstanding after the Merger (for stock transfer, proxy and shareholder relations) and the increase in the number of trustees as follows:



                  Accounting, auditing and legal.......   $   250
                  Stock transfer, proxy and
                       shareholder relations...........       120
                  Trustees' fees and expenses..........       100
                                                          -------

                           Total.......................   $   470
                                                          =======

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS


       While ProLogis expects that general and administrative cost savings will result from the Merger, such savings are not yet factually supportable and quantifiable within the SEC regulations governing the preparation of the pro forma financial statements. Consequently, no adjustment has been made.

(dd) Represents the net increase in depreciation of real estate as a result of the step-up in basis to record Meridian's real estate at its estimated fair value (in thousands):


         Step-up in real estate basis (see note (d))...............  $ 296,127
         Less amount of step-up allocated to:
              Developments in progress and land held for
                  development......................................    (21,588)
              Land portion of operating facilities.................    (40,947)
              Participating mortgage...............................     (1,560)
                                                                     ---------
         Depreciable portion of step-up in basis...................  $ 232,032
                                                                     =========
         Estimated annual incremental depreciation expense
              based on an assumed weighted average life of
              30 years.............................................  $   7,734
                                                                     =========

(ee) Represents the net change in interest expense as a result of the following items (in thousands):



         Decrease related to the pay down on Meridian's line
              of credit as a result of the exercise of options
              and warrants described in note (h)(1)................. $    (418)
         Decrease based on the pro forma interest rates resulting
              from the adjustments of Meridian's debt to its
              estimated fair value as described in note (k)(2)......      (821)
         Decrease in Meridian loan cost amortization related
              to the elimination of Meridian deferred loan costs
              as described in note (g)..............................    (1,572)
         Increase  related  to  additional  borrowings  on the line of credit of $42,722 to fund the transaction and
              registration  costs identified in note (c) and the
              assumed cash payments to Meridian stockholders
              of $67,581 described in note (c)(3)...................     7,126
                                                                     ---------
                  Total adjustment.................................. $   4,315
                                                                     =========
       -------------

         (1) Computed using Meridian's actual weighted average interest rate of 6.54%.

         (2) Based on effective interest rates determined to be available to the combined company (7.31% for secured mortgage notes and 7.18% for senior unsecured notes).

         (3) Computed using ProLogis' actual weighted average interest rate of 6.46%.

                                 PROLOGIS TRUST

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                            EARNINGS FROM OPERATIONS


(ff) Represents the elimination of merger-related costs expensed by Meridian in 1998.

(gg) Represents the elimination of dividends on the Meridian Series B preferred stock that is assumed to be converted into shares of Meridian common stock as of January 1, 1998. See note (h).

(hh) Represents the additional interest expense resulting from the issuance of $500.0 million of senior unsecured notes expected to close on April 26, 1999, the net proceeds of which are assumed to be used to repay borrowings on ProLogis' unsecured lines of credit, as if the issuance of the notes and related repayment occurred as of January 1, 1998. The adjustment represents the incremental increase in interest expense based on the weighted average interest rate of 6.9% on the senior unsecured notes and the average interest rate of 6.5% actually incurred by ProLogis and Meridian on their respective unsecured lines of credit borrowings in 1998. In addition, amortization of debt issuance costs of approximately $480,000 has been assumed.









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